Exhibit 10.3
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of the Effective Date between SILICON VALLEY BANK, a California corporation (“Bank”), and LENDINGCLUB CORPORATION, a Delaware corporation (“Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:
Recitals
     A. Borrower is engaged in the business of purchasing and servicing Borrower Member Loans (as defined herein). Upon the making of a Borrower Member Loan, Borrower purchases such Borrower Member Loan pursuant to the Loan Servicing Documents. In order to fund the making and purchase of each Borrower Member Loan, Borrower issues and sells to Lender Members, and such Lender Members purchase from Borrower, debt securities issued pursuant to an indenture, each series of which corresponds to a specific Borrower Member Loan (“Borrower Securities”). The Borrower Securities are repaid by Borrower solely from the proceeds of such Borrower Member Loan and otherwise are without recourse to Borrower.
     B. Borrower and Bank entered into that certain Loan and Security Agreement dated October 29, 2007 (as amended from time to time, the “Prior Loan Agreement”). Pursuant to the Prior Loan Agreement, Bank made Growth Capital Advances to Borrower in the original principal amount of Three Million Dollars ($3,000,000) (the “Existing Growth Capital Line”).
     C. Bank has ceased making Growth Capital Advances to Borrower pursuant to that certain Forbearance Agreement by and between Bank and Borrower dated June 6, 2008 (the “Forbearance Agreement”).
     D. Borrower is in the process of seeking approval of the SEC (as defined herein) of the registration on Form S-1 filed by Borrower with the SEC and amendments thereto (the “Registration Statement”) of certain securities to be issued to Lender Members (as defined below) in connection with designated Borrower Member Loans (as defined below) purchased by Borrower from WebBank (the “SEC Registration”). In connection with the SEC Registration, Borrower has proposed to restructure its operations as described in the Registration Statement (the “Restructuring”). Copies of the Registration Statement which have been filed as of the date of this Agreement have been provided to Bank by Borrower.
     E. Pursuant to that certain letter agreement dated June 18, 2008 among Borrower, Bank and Gold Hill, Bank has agreed in principle (subject to the terms and conditions thereof) to amend and restate the Prior Loan Agreement to accommodate changes necessary to implement the Restructuring. These changes include, among other things, (i) evidencing each Borrower Member Loan originated by WebBank and sold to Borrower by no more than two (2) promissory notes in favor of WebBank, which promissory notes are assigned by WebBank to Borrower: one being a Borrower Member Note (as defined herein) in the principal amount equal to the portion of the Eligible Loan being financed collectively by Lender Members, and the other promissory note in the principal amount equal to the portion of the Eligible Loan, if any, financed by Bank (each being, a Financed Loan Note as that term is defined herein), (ii) having Borrower issue and sell its own securities (rather than sell individual promissory notes issued by Borrower Members) to Lender Members, the payments on such securities being dependent on the repayment of the associated Borrower Member Loan held by Borrower, (iii) establishing three unencumbered accounts to manage the funding of and the proceeds from Borrower Member Loans: (A) a “clearing account” into which all Borrower Member Loan proceeds are deposited, (B) a “trust account” into which amounts owed to Lender Members are deposited, and (C) a “borrower account” which Borrower uses to process “test” amounts for Borrower Members in connection with Borrower’s website.
     F. Borrower has requested, and Bank has agreed, that Bank (i) waive the Restructuring Defaults (as defined herein), (ii) accommodate the Restructuring, (iii) make supplemental growth capital advances available to Borrower, and (iv) replace, amend and restate the Prior Loan Agreement in its entirety.
     G. In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower hereby amends and restates the Prior Loan Agreement in its entirety and covenants, promises, agrees, represents and warrants, with and for the benefit of Bank, as follows:
     1 ACCOUNTING AND OTHER TERMS
     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.
     2 LOAN AND TERMS OF PAYMENT
     2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.
     2.2 Existing Growth Capital Line.
          (a) Outstanding Amounts. Borrower acknowledges and agrees that as of the Effective Date, the outstanding principal balance on the Existing Growth Capital Line is Two Million One Hundred Eighty Thousand Sixty Seven and 77/100 Dollars ($2,180,067.77), and that such sum is not subject to any offset or defense of any kind whatsoever, and in the event Borrower has any offsets or defenses thereto, Borrower hereby irrevocably waives all such offsets and defenses. Borrower acknowledges and agrees that there is no further availability to borrow under the Existing Growth Capital Line. Borrower will continue to repay the outstanding balance of the Existing Growth Capital Line in accordance with the terms set forth herein. The principal amount outstanding under the Existing Growth Capital Line shall accrue interest in accordance with the terms set forth herein.
          (b) Repayment. For each Growth Capital Advance, Borrower shall make thirty-six (36) equal payments of principal and interest beginning on the first (1st) day of the calendar month following such Growth Capital Advance (the “First Payment Date”) and continuing on the first (1st) day of each month thereafter. Notwithstanding the foregoing, all unpaid principal and interest on each Growth Capital Advance shall be due on the applicable

Growth Capital Maturity Date. A Growth Capital Advance may only be prepaid in accordance with Sections 2.2(d) and 2.2(e).
          (c) Final Payment. On the earlier of (i) the Growth Capital Maturity Date, or (ii) the termination of the Growth Capital Line, Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date, an amount equal to the Final Payment.
          (d) Mandatory Prepayment Upon an Acceleration. If the Growth Capital Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Final Payment, and (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
          (e) Permitted Prepayment of Growth Capital Advances. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of any Growth Capital Advance advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay such Growth Capital Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest for such Growth Capital Advance, (B) the Final Payment for such Growth Capital Advance, and (C) all other sums, if any, that shall have become due and payable for such Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.
     2.3 Supplemental Growth Capital Advances.
          (a) Availability. Subject to the terms and conditions of this Agreement, Bank shall make advances (each, a “Supplemental Growth Capital Advance” and, collectively, “Supplemental Growth Capital Advances”) to Borrower through the Draw Period not exceeding the Supplemental Growth Capital Line. Each Supplemental Growth Capital Advance, other than the final Supplemental Growth Capital Advance, must be in an amount not less than the lesser of (i) Five Hundred Thousand Dollars ($500,000), or (ii) the amount that has not been drawn under the Supplemental Growth Capital Line. When repaid, the Supplemental Growth Capital Advances may not be reborrowed.
          (b) Repayment. Each Supplemental Growth Capital Advance shall immediately amortize and be payable thirty-six (36) equal payments of principal and interest beginning on the first (1st) day of the calendar month following such Supplemental Growth Capital Advance (the “Supplemental First Payment Date”) and continuing on the first (1st) day of each month thereafter. Notwithstanding the foregoing, all unpaid principal and interest on each Supplemental Growth Capital Advance shall be due on the applicable Supplemental Growth Capital Maturity Date. A Supplemental Growth Capital Advance may only be prepaid in accordance with Sections 2.3(d) and 2.3(e).
          (c) Supplemental Final Payment. On the earlier of (i) the Supplemental Growth Capital Maturity Date, or (ii) the termination of the Supplemental Growth Capital Line,

Borrower shall pay, in addition to the outstanding principal, accrued and unpaid interest, and all other amounts due on such date, an amount equal to the Supplemental Final Payment.
          (d) Mandatory Prepayment Upon an Acceleration. If the Supplemental Growth Capital Advances are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest, (ii) the Supplemental Final Payment, and (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.
          (e) Permitted Prepayment of Growth Capital Advances. So long as no Event of Default has occurred and is continuing, Borrower shall have the option to prepay all, but not less than all, of any Supplemental Growth Capital Advance advanced by Bank under this Agreement, provided Borrower (i) delivers written notice to Bank of its election to prepay such Supplemental Growth Capital Advance at least thirty (30) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest for such Supplemental Growth Capital Advance, (B) the Supplemental Final Payment for such Supplemental Growth Capital Advance, and (C) all other sums, if any, that shall have become due and payable for such Supplemental Growth Capital Advance, including interest at the Default Rate with respect to any past due amounts.
     2.4 Mandatory Prepayment Upon Prepayment of Eligible Loans. On the last day of each of Borrower’s fiscal quarters and at any other times as requested by Bank, Borrower shall pay to Bank, the aggregate amount of Financed Loans which were repaid or which constitutes a Charge-off, in whole or in part, during such fiscal quarter. On the Effective Date, Borrower shall pay to Bank, the aggregate amount of Financed Loans which have been repaid or which constitute a Charge-off, in whole or in part, prior to the Effective Date, which payments shall be applied to the Financed Loans.
     2.5 Payment of Interest on the Credit Extensions.
          (a) Interest Rate.
               (i) Growth Capital Advances. Subject to Section 2.5(b), the principal amount outstanding for each Growth Capital Advance shall continue to accrue interest at a per annum rate fixed as of the Funding Date of each such Growth Capital Advance equal to the greater of (A) the Prime Rate plus three-quarters of one percent (0.75%) or (B) eight and one-half of one percent (8.50%), which interest shall be payable monthly in accordance with Section 2.5(e) below.
               (ii) Supplemental Growth Capital Advances. Subject to Section 2.5(b), the principal amount outstanding for each Supplemental Growth Capital Advance shall accrue interest at a fixed per annum rate of ten percent (10%), which interest shall be payable monthly in accordance with Section 2.5(e) below.
          (b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.0%) above the rate that is otherwise applicable thereto (the “Default

Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.5(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.
          (c) 360-Day Year. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.
          (d) Debit of Accounts. Bank may debit the Operating Account or any of Borrower’s other deposit accounts, but not including the Clearing Account, Trust Account, Borrower Account, or Investor Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.
          (e) Payments. Unless otherwise provided, interest is payable monthly on the first (1st) calendar day of each month. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.
     2.6 Fees. Borrower shall pay to Bank:
          (a) Commitment Fee. A fully earned, non-refundable commitment fee of Five Thousand Dollars ($5,000), on the Effective Date; and
          (b) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses, plus expenses, for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.
     3 CONDITIONS OF LOANS
     3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension following the Effective Date is subject to the condition precedent that Borrower shall consent to or shall have delivered, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation each of the below (collectively, the “Conditions to Effectiveness”):
          (a) duly executed original signatures to the Loan Documents to which it is a party;
          (b) a duly executed original signature to the Warrant dated as of the Effective Date;
          (c) duly executed original signatures to the Control Agreements;
          (d) its Operating Documents and a good standing certificate of Borrower certified by the Secretary of State of the State of Delaware as of a date no earlier than thirty (30) days prior to the Effective Date;

          (e) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;
          (f) a copy of its Registration Rights Agreement or Investors’ Rights Agreement and any amendments thereto;
          (g) evidence satisfactory to Bank that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and
          (h) payment of the fees and Bank Expenses then due as specified in Section 2.6 hereof; and
          (i) evidence that the Registration Statement has been declared effective by the SEC on terms substantially similar to the form provided to, and approved by, Bank prior to the date hereof;
          (j) payment to Bank of the amounts set forth in Section 2.4 hereof; and
          (k) evidence satisfactory to Bank that Borrower has received at least Four Million Dollars ($4,000,000) in proceeds from the Series A Extension.
     IN ADDITION, IF ALL OF THE CONDITIONS TO EFFECTIVENESS ARE NOT SATISFIED ON OR BEFORE OCTOBER 15, 2008, THIS AGREEMENT SHALL BE NULL AND VOID UNLESS OTHERWISE AGREED TO IN WRITING BY BANK AND THE PRIOR LOAN AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.
     3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:
          (a) except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form;
          (b) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and
          (c) in Bank’s sole but good faith discretion, any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or there has not been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.
     3.3 Covenant to Deliver.
     Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Borrower expressly agrees that the extension of a Credit Extension prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s sole discretion.
     3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Growth Capital Advance and Supplemental Growth Capital Advance set forth in this Agreement, to obtain a Growth Capital Advance or Supplemental Growth Capital Advance, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Growth Capital Advance or Supplemental Growth Capital Advance. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit Growth Capital Advances and Supplemental Growth Capital Advances to the Operating Account. Bank may make Growth Capital Advances and Supplemental Growth Capital Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Growth Capital Advances or Supplemental Growth Capital Advances are necessary to meet Obligations which have become due.
     4 CREATION OF SECURITY INTEREST
     4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.
     Bank and Borrower hereby acknowledge and agree that, notwithstanding anything set forth to the contrary herein, (a) the Collateral shall include all amounts deposited into the

Clearing Account, to the extent that such amounts are proceeds of Financed Loans, and (b) the first priority security interest granted by Borrower to Bank pursuant to this Agreement shall at all times remain in full force and effect with respect to all proceeds of, and any other amounts received in connection with, all Financed Loans regardless of the locations of such proceeds and amounts, including, without limitation, any such proceeds and amounts deposited into the Clearing Account.
     Borrower hereby assigns, pledges, delivers, and transfers to Bank and hereby grants to Bank, a continuing first priority security interest in and against all right, title and interest of the following, whether now or hereafter existing or acquired by Borrower: (a) all Pledged CDs issued from time to time and general intangibles arising therefrom or relating thereto; and all documents, instruments and agreements evidencing the same; and all extensions, renewals, modifications and replacements of the foregoing; and any interest or other amounts payable in connection therewith; (b) all proceeds of the foregoing (including whatever is receivable or received when any Pledged CD or proceeds is invested, sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Pledged CD, all rights to payment with respect to any cause of action affecting or relating to any Pledged CD); and (c) all renewals, replacements and substitutions of items of any Pledged CD. The parties to this Agreement do not intend that Borrower’s delivery of any Pledged CD to Bank as herein provided will constitute an advance payment of any Obligations or liquidated damages, nor do the parties intend that any Pledged CD increase the dollar amount of the Obligations.
     If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.
     4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder.
     5 REPRESENTATIONS AND WARRANTIES
     Borrower represents and warrants as follows:
     5.1 Due Organization, Authorization; Power and Authority. Borrower is a corporation duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing (except as set forth in the Disclosure Schedule attached hereto) in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement).
     The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b)) or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could have a material adverse effect on Borrower’s business.
     5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the Clearing Account, the Trust Account, the Borrower Account, the Lockbox Account, the Investor Account, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.
     The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.
     5.3 Litigation. There are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Fifty Thousand Dollars ($50,000).
     5.4 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.
     5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.
     5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.
     5.7 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.
     5.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, and to fund its general business requirements and not for personal, family, household or agricultural purposes.

     5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).
     5.11 Financed Loans. Borrower represents and warrants for each Financed Loan:
          (a) The Financed Loans are bona fide, existing obligations of the Borrower Members;
          (b) Borrower is the owner of and has the legal right to sell, transfer, assign and encumber such Financed Loan;
          (c) The amount of such Financed Loan is not disputed;
          (d) Such Financed Loan is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any Liens, security interests and encumbrances other than Permitted Liens;
          (e) The Financed Loan Note is in Borrower’s possession and has not been transferred to any third party;
          (f) Borrower reasonably believes no Borrower Member is insolvent or subject to any Insolvency Proceedings;
          (g) The Financed Loan is not the subject of an Insolvency Proceeding and Borrower does not anticipate any filing;
          (h) Bank has the right to endorse and/ or require Borrower to endorse all Financed Loan Notes;
          (i) In facilitating Financed Loans by Borrower Members from WebBank and purchasing and servicing such Financed Loans, Borrower has complied in all material respects with all applicable federal, state and local laws, including without limitation, securities, usury, truth-in-lending, equal credit opportunity, fair credit reporting, licensing or other similar laws. Borrower has made commercially reasonable efforts to authenticate the identity of each Borrower Member and to verify information provided by the Borrower Member in connection with each Financed Loan. Based on such authentication and verification, Borrower represents and warrants to the best of its knowledge that (i) each Borrower Member had full legal capacity to execute and deliver all loan documents evidencing the Financed Loan made to such Borrower Member and (ii) each loan document evidencing each Financed Loan is the legal, valid and binding obligation of the applicable Borrower Member and is enforceable in accordance with its terms.

     6 AFFIRMATIVE COVENANTS
     Borrower shall do all of the following:
     6.1 Government Compliance.
          (a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with (a) all Bank Secrecy Act and Anti-Money Laundering laws, regulations and requirements imposed by the Office of Foreign Assets Control (OFAC), and (b) all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.
          (b) Obtain and maintain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party, the grant of a security interest to Bank in all of its property, the performance by Borrower of its obligations under the Loan Servicing Documents, and the conduct of Borrower’s operations including without limitation in any jurisdiction in which it purchases Borrower Member Loans or sells and/or issues Borrower Securities. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.
     6.2 Financial Statements, Reports, Certificates.
          (a) Deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, either (a) audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank in its reasonable discretion, if such audited financial statements are prepared at the request of Borrower’s board of directors, or (b) company prepared financial statements certified by a Responsible Officer in a form acceptable to Bank; (iii) within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt (iv) in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K filed with the SEC or a link thereto on Borrower’s or another website on the Internet; (iv) a prompt report of any legal actions pending or threatened against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of Fifty Thousand Dollars ($50,000) or more; (v) copies of all annual financial projections approved by Borrower’s board of directors, commensurate in form, substance and timing with those provided by Borrower to its venture capital and other investors and delivered to Bank simultaneously with Borrower’s venture capital and other investors; (vi) budgets, sales projections, operating plans and other financial information reasonably requested by Bank; (vii) copies of all Bank Secrecy Act/Anti-Money Laundering (BSA/AML) internal and independent testing reports as requested by Bank in its reasonable discretion; and (viii) promptly, copies of any written communications with the SEC which relate to the status of Borrower Member Loans as “securities” under federal law.
          (b) Within thirty (30) days after the last day of each month, deliver to Bank with the monthly financial statements, a duly completed Compliance Certificate signed by a Responsible Officer.
          (c) Allow Bank to audit Borrower’s Collateral at Borrower’s expense. Such audits shall be conducted no more often than once every twelve (12) months unless a Default or an Event of Default has occurred and is continuing.
          (d) Upon Bank’s request, Borrower shall promptly provide electronic access to Bank of the final, signed electronic loan documents evidencing Financed Loans and assignments of such Financed Loans by WebBank to Borrower.
          (e) Within thirty (30) days after the last day of each month, deliver to Bank aged listings of Eligible Loans and a detailed accounting of the current balances of the Clearing Account, Trust Account, and the Borrower Account.
     6.3 Taxes; Pensions. Make, and cause each of its Subsidiaries to make, timely payment of all foreign, federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting pursuant to the terms of Section 5.8 hereof) and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.
     6.4 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as an additional lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall endeavor to give Bank at least thirty (30) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Bank deems prudent.
     6.5 Operating Accounts.
          (a) Except as set forth is in this Section 6.5(a), maintain all of its primary operating and investment accounts, including, without limitation, the Operating Account, with Bank and Bank’s Affiliates. All collections on Borrower Member Loans shall be managed through the Clearing Account, which Clearing Account shall be free of any Liens. Notwithstanding the foregoing, Borrower may in the ordinary course of business maintain at

Wells Fargo Bank, N.A. (i) the Trust Account in trust for Lender Members; (ii) the Borrower Account solely to process incidental amounts for Borrower Members, provided that the balance of the Borrower Account shall not at any time exceed $5,000; and (iii) the Investor Account solely to process amounts collected on Borrower Member Loans financed by any Investor Credit Facility.
          (b) For each Collateral Account that Borrower maintains, including, without limitation, the Lockbox Account, Borrower shall cause the applicable bank or financial institution (other than Bank) at, or with which, any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Liens in such Collateral Account in accordance with the terms hereunder. The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower.
     6.6 Protection of Intellectual Property Rights. Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.
     6.7 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.
     6.8 Right to Invest. Borrower shall grant to Bank or its Affiliates a right (but not an obligation) to invest up to Five Hundred Thousand Dollars ($500,000) in the Next Round, on the same terms, conditions and pricing offered to its lead investors. Borrower shall give Bank at least thirty (30) days prior written notice of such Next Round which notice shall (a) identify the investors participating in such Next Round and contain the terms, conditions, and pricing of such Next Round, and (b) be delivered to Bank’s address set forth in Section 10 hereof. The right granted hereunder shall survive the termination of this Agreement.
     6.9 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirement of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.
     6.10 Value of Pledged CD. Maintain the Value of the Pledged CD in an amount equal to or greater than the Minimum Collateral Value.

     6.11 Clearing Account; Lockbox; Collections. Prior to the occurrence and continuance of an Event of Default, Borrower shall have the right to collect all payments and other amounts received in connection with Borrower Member Loans (“Loan Collections”); provided, however, that Borrower shall have the right to collect all payments and other amounts received in connection with Borrower Member Loans which are not Financed Loans without regard to whether an Event of Default has occurred and is continuing. Upon receipt by Borrower of any Loan Collections, Borrower shall immediately deposit such Loan Collections into the Clearing Account (or shall receive such payments and other amounts directly into the Clearing Account) and deliver to Bank a detailed breakdown of such Loan Collections showing the interests of Bank in such Loan Collections. Borrower shall, within four (4) days of such time as Loan Collections are deposited into the Clearing Account, distribute such Loan Collections as follows:
          (a) With respect to any Loan Collections received in connection with a Financed Loan, into the Lockbox Account. It will be considered an immediate Event of Default if the Lockbox Account is not set-up and operational on or prior to October 15, 2008. Provided no Event of Default exists, Borrower shall transfer all amounts deposited into the Lockbox Account from the Lockbox Account to the Operating Account within one (1) Business Day of receipt in the Lockbox Account. All Financed Loans and the proceeds thereof are Collateral and immediately upon the occurrence of an Event of Default, Bank may without notice apply all Loan Collections from Financed Loans and other proceeds of such Financed Loans and the balance of the Lockbox Account to the Obligations. This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein.
          (b) With respect to any Loan Collections received in connection with Borrower Member Loans which are not Financed Loans and which are not financed by the Investor Credit Facility, into the Trust Account.
          (c) With respect to any Loan Collections received in connection with Eligible Loans financed by the Investor Credit Facility, into the Investor Account.
          (d) With respect to any amounts received in connection with Borrower Member Loans attributable to Borrower’s service or collection charges, into the Operating Account.
     Notwithstanding the foregoing provisions of this Section 6.11, Borrower shall immediately upon receipt deposit amounts due to Borrower for origination fees charged by Borrower for Borrower Member Loans into the Operating Account (or shall receive such payments and other amounts directly into the Operating Account).
     6.12 Control of Financed Loans. Borrower shall electronically create and store a single authoritative copy of each Financed Loan Note which authoritative copy shall (a) identify Borrower as the assignee of such note or notes, and (b) be unique, identifiable and unalterable except to the extent that (i) copies or revisions that add or change an identified assignee of such authoritative copy can only be made with the participation of Borrower, (ii) each copy of the authoritative copy is readily identifiable as a copy that is not the authoritative copy, and (iii) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
     7 NEGATIVE COVENANTS
     Borrower shall not do any of the following without Bank’s prior written consent:
     7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory and cash to trade creditors, both in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (e) Transfers in the ordinary course of business of any Borrower Member Loans which are not Financed Loans; (f) Transfers of amounts received in connection with Borrower Member Loans which are not Financed Loans in accordance with Section 6.11(b) of this Agreement; and (g) issuance and sale of Borrower Securities.
     7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; (c) have a change of management in which any Key Person ceases to hold such offices with Borrower; or (d) enter into any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty-nine (49%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.
     7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.
     7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.
     7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Lien” herein.
     7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.5 hereof.
     7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock; and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Fifty Thousand Dollars ($50,000) per fiscal year; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.
     7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.
     7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.
     7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.
     7.11 Possession of Loan Documents. Borrower shall maintain possession of all electronic loan documents evidencing Financed Loans, including without limitation the Financed

Loan Notes (electronically endorsed to Bank), and shall not transfer such loan documents to any Person. Bank acknowledges that Borrower will issue Borrower Securities to Lender Members.
     7.12 Modification of Standard Forms and Loan Documents. Borrower shall not make any modifications or alterations to the Standard Assignment Forms, Standard Loan Forms, Loan Servicing Documents, or any loan documents evidencing Financed Loans, including without limitation the Financed Loan Notes, except for modifications and alterations that are agreed to by Bank in writing.
     8 EVENTS OF DEFAULT
     Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:
     8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Growth Capital Maturity Date or Supplemental Growth Capital Maturity Date). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);
     8.2 Covenant Default.
          (a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.8 or 6.10 or violates any covenant in Section 7; or
          (b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;
     8.3 Material Adverse Change. A Material Adverse Change occurs;
     8.4 Attachment. (a) The Operating Account or any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver; (b) the service of process seeking to attach, by trustee or similar process, the Operating Account or any funds of Borrower or of any entity under control of Borrower (including a Subsidiary) on deposit with Bank or any Affiliate of Bank; (c) Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; or (d) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency, and the same under clauses (a) through (d) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period;
     8.5 Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);
     8.6 Other Agreements. There is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Fifty Thousand Dollars ($50,000) or that could have a material adverse effect on Borrower’s or any Guarantor’s business;
     8.7 Judgments. One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Fifty Thousand Dollars ($50,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and shall remain unsatisfied, unvacated, or unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order, or decree);
     8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;
     8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement; or
     8.10 Governmental Approvals. Any Governmental Approval held by Borrower on the Effective Date or thereafter shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its

Subsidiaries to hold any Governmental Approval in any other jurisdiction; or any Governmental Authority, including, without limitation, the SEC, renders any order, writ, judgment, injunction, decree, or determination with respect to Borrower or any of its Subsidiaries, that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.
     8.11 Cross-Default with Gold Hill Loan Agreement. An Event of Default occurs under the Gold Hill Loan Agreement.
     8.12 Cross-Default with Loan Servicing Documents. Borrower commits a breach of any material obligations under the Loan Servicing Documents, or the Loan Servicing Documents are terminated.
     9 BANK’S RIGHTS AND REMEDIES
     9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:
          (a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);
          (b) stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;
          (c) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing Borrower money of Bank’s security interest in such funds, and verify the amount of such account;
          (d) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;
          (e) apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;
          (f) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;
          (g) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;
          (h) demand and receive possession of Borrower’s Books; and
          (i) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).
     9.2 Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any (i) checks or other forms of payment or security, including without limitation, forms of payment received in connection with Financed Loans and (ii) notes or other negotiable instruments issued or assigned to Borrower in connection with Financed Loans, including without limitation, the Financed Loan Notes; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.
     9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.
     9.4 Application of Payments and Proceeds. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.
     9.5 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.
     9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.
     9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.
     10 NOTICES
     All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	LendingClub Corporation 440 North Wolfe Road Sunnyvale, California 94085 Attn: Renaud Laplanche, President Fax: (408) 716-3092 Email: rlaplanche@lendingclub.com

If to Bank:	Silicon Valley Bank 3003 Tasman Drive Santa Clara, California 95054 Attn: Vera Shokina, Relationship Manager Fax: (408) 654-5517 Email: vshokina@svb.com
     11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE
     California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.
     WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.
     12 GENERAL PROVISIONS
     12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.
     12.2 Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by Bank’s gross negligence or willful misconduct.
     12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.
     12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.5 Amendments in Writing; Integration. All amendments to this Agreement must be in writing and signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
     12.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.
     12.7 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.
     12.8 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; and (e) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.
     12.9 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.
     12.10 Operating Account; Waiver of Restructuring Defaults. Borrower hereby represents that it (a) currently maintains its primary operating account with Bank in compliance with Section 6.5 of this Agreement, (b) will promptly commence the issuance of the Borrower Securities and the operation of its website and platform as described in the Registration Statement upon the SEC’s declaration that the Registration Statement is effective, subject to compliance with applicable state securities laws, and (c) has delivered to Bank prior to the date hereof, true, accurate and complete copies of the Registration Statement, and (d) will promptly notify Bank in writing of any material revisions to the Registration Statement after the date hereof. In reliance on the foregoing and subject to Section 3.1, Bank hereby waive the Existing Defaults (as defined in the Forbearance Agreement) and any Defaults occurring solely as a result of the Restructuring as described in the Registration Statement delivered to Bank prior to the date hereof (together with the Existing Defaults, collectively, the “Restructuring Defaults”). Bank’s agreement to waive the Restructuring Defaults shall in no way obligate Bank to make any other modifications to the Loan Documents or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Bank’s, right to demand strict performance of all other terms and covenants as of any date.
     13 DEFINITIONS
     13.1 Definitions. As used in this Agreement, the following terms have the following meanings:
     “Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.
     “Account Debtor” is any “account debtor” as defined in the Code.
     “Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.
     “Agreement” is defined in the preamble hereof.
     “Bank” is defined in the preamble hereof.
     “Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.
     “Borrower” is defined in the preamble hereof
     “Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.
     “Borrower Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.
     “Borrower Member” means a registered member on Borrower’s website who has borrowed money from WebBank through Borrower’s platform.
     “Borrower Member Loan” means a loan originated by WebBank to a Borrower Member through Borrower’s platform.

     “Borrower Member Note” means an electronic promissory note evidencing a Borrower Member Loan to the extent such Borrower Member Loan is financed through the sale of Borrower Securities to Lender Members and not by Growth Capital Advances or Supplemental Growth Capital Advances.
     “Borrower Securities” has the meaning set forth in Recital A.
     “Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit C.
     “Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.
     “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.
     “Charge-off” shall mean any Financed Loan that is more than ninety (90) days past due, or is in default, or which under standard procedures in Borrower’s industry should be characterized as a “charge-off” by Borrower in its records for any other reason, and shall include any Financed Loan with respect to which Bank has knowledge that such Financed Loan will likely be characterized as a Charge-off with the passage of time.
     “Clearing Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.
     “Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.
     “Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.
     “Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, but shall not include the Clearing Account, the Trust Account, the Borrower Account, or the Investor Account.

     “Commodity Account” is any “commodity account” as defined in the Code.
     “Communication” is defined in Section 10.
     “Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.
     “Conditions to Effectiveness” is defined in Section 3.1.
     “Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.
     “Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.
     “Credit Extension” is any Growth Capital Advance, Supplemental Growth Capital Advance or any other extension of credit by Bank for Borrower’s benefit.
     “Default” means any event which with notice or passage of time or both, would constitute an Event of Default.
     “Default Rate” is defined in Section 2.5(b).
     “Deposit Account” is any “deposit account” as defined in the Code.
     “Dollars,” “dollars” and “$” each mean lawful money of the United States.
     “Draw Period” is the period of time from the Effective Date through the earlier to occur of (a) December 31, 2008, or (b) an Event of Default.
     “Effective Date” is the date Bank executes this Agreement as indicated on the signature page hereof.

     “Eligible Loans” means each Borrower Member Loan (a) evidenced by loan documents, including without limitation a note, borrower agreement, and loan agreement, which loan documents (i) are in form and substance substantially identical to the Standard Loan Forms attached hereto and (ii) constitute the legal, valid and binding obligation of the applicable Person, and (b) for which Borrower has arranged funding from at least ten (10) Lender Members through the sale of Borrower Securities associated with the Borrower Member Loan in an amount equal to at least twenty percent (20%) of the principal amount of such Borrower Member Loan, and (ii) pledges to Bank Borrower’s interest in the promissory note evidencing the portion of the Borrower Member Loan financed through a Growth Capital Advance or Supplemental Growth Capital Advance.
     “Equipment” is all “equipment” as defined in the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.
     “ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.
     “Event of Default” is defined in Section 8.
     “Existing Growth Capital Line” has the meaning set forth in Recital B hereof.
     “Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) the applicable Growth Capital Maturity Date or (b) the termination of the Growth Capital Line, equal to the aggregate Loan Amount with regard to all applicable Growth Capital Advances multiplied by the Final Payment Percentage.
     “Final Payment Percentage” is, for each Growth Capital Advance, one and fifteen hundredth of one percent (1.15%).
     “Financed Loan” means the portion of a Borrower Member Loan financed by a Growth Capital Advance or Supplemental Growth Capital Advance and evidenced by a Financed Loan Note, including without limitation, Existing Financed Loans.
     “Financed Loan Note” means a note payable to Borrower in the amount of the portion of a Borrower Member Loan financed by a Growth Capital Advance or Supplemental Growth Capital Advance, including without limitation, Existing Financed Loan Notes.
     “First Payment Date” is defined in 2.2(b).
     “Forbearance Agreement” has the meaning set forth in Recital C hereof.
     “Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.
     “GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.
     “General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.
     “Gold Hill” means Gold Hill Venture Lending 03, LP. and its successors and assigns.
     “Gold Hill Loan Agreement” means that certain Loan and Security Agreement dated as of February 19, 2008 by and among Gold Hill, as administrative agent, Silicon Valley Bank, as collection agent, the Gold Hill Lenders named therein, and Borrower, as the same may be amended, restated, or otherwise modified from time to time.
     “Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.
     “Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.
     “Growth Capital Advance” means an advance under the Existing Growth Capital Line.
     “Growth Capital Maturity Date” is, for each Growth Capital Advance, a date thirty-five (35) months after the First Payment Date for such Growth Capital Advance.
     “Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.
     “Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     “Intercreditor Agreement” means any duly executed intercreditor agreement between any Investor, Bank and Gold Hill and satisfactory to Bank.
     “Inventory” is all “inventory” as defined in the Code in effect on the date hereof, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.
     “Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.
     “Investor” means a creditor of Borrower that has signed an Intercreditor Agreement and received a secured promissory note from Borrower.
     “Investor Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.
     “Investor Collateral” has the meaning set forth in an Intercreditor Agreement.
     “Investor Credit Facility” means any Subordinated Debt facility under which Lenders other than Bank, Gold Hill, or other Lenders under the Gold Hill Loan Agreement advance funds to Borrower.
     “Key Person” is any of Borrower’s President and Chief Executive Officer, and Chief Financial Officer, who are, as of the Effective Date, Renaud Laplanche and John Donovan, respectively.
     “Lender Member” means a registered member on Borrower’s website who has funded a portion of one or more designated Borrower Member Loans by purchasing Borrower’s securities offered through Borrower’s platform.
     “Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.
     “Loan Amount” in respect of each Growth Capital Advance or Supplemental Growth Capital Advance is the original principal amount of such Growth Capital Advance or Supplemental Growth Capital Advance.
     “Loan Collections” has the meaning set forth in Section 6.11.
     “Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

     “Loan Servicing Documents” means the Loan Account Program Agreement dated December 10, 2007, and the Loan Sale Agreement dated December 10, 2007, between Borrower and WebBank as amended or updated, both attached hereto as Exhibit I.
     “Lockbox Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A.
     “Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or financial condition of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.
     “Minimum Collateral Value” means an aggregate principal amount equal to One Hundred Fifty Thousand Dollars ($150,000); provided that on the first (1st) day of the eighteenth (18th) month following the Funding Date of each Growth Capital Advance, if no Event of Default has occurred and is continuing then the Minimum Collateral Value shall be reduced by an amount equal to five percent (5%) of the Loan Amount of such Growth Capital Advance.
     “Next Round” means the first round of private equity financing following the Series A Extension in which the Borrower receives, in the aggregate, at least Two Million Dollars ($2,000,000.00) of net proceeds excluding any bridge debt financing except to the extent actually converted to equity in Borrower.
     “Obligations” are Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and the performance of Borrower’s duties under the Loan Documents.
     “Operating Account” is Borrower’s account number __________ with Bank.
     “Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.
     “Payment/Advance Form” is that certain form attached hereto as Exhibit B.
     “Perfection Certificate” is defined in Section 5.1.
     “Permitted Indebtedness” is:

     (a) Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents and Indebtedness not to exceed a principal amount of $5,000,000 in favor of Gold Hill under the Gold Hill Loan Agreement;
     (b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;
     (c) Subordinated Debt;
     (d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
     (e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
     (f) Indebtedness secured by Permitted Liens; and
     (g) Indebtedness to Lender Members consisting of the issuance of Borrower Securities provided that such Indebtedness is unsecured and the recourse of Lender Members with respect to Borrower is limited solely to the extent of amounts actually received by Borrower in connection with Borrower Member Loans which are not Financed Loans.
     (h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.
     “Permitted Investments” are:
     (a) Investments shown on the Perfection Certificate and existing on the Effective Date;
     (b) Cash Equivalents;
     (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;
     (d) Investments consisting of deposit accounts in which Bank has a perfected security interest;
     (e) Investments accepted in connection with Transfers permitted by Section 7.1;
     (f) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed Fifty Thousand Dollars ($50,000) in the aggregate in any fiscal year;
     (g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;
     (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and
     (i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary; and
     (j) Borrower Member Loans.
     “Permitted Liens” are:
     (a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;
     (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;
     (c) purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Fifty Thousand Dollars ($50,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;
     (d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;
     (e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);
     (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

     (g) leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;
     (h) non-exclusive license of intellectual property granted to third parties in the ordinary course of business;
     (i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;
     (j) Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit and/or securities accounts; and
     (k) Liens in favor of Gold Hill to secure the Indebtedness owed to Gold Hill under the Gold Hill Loan Agreement; and
     (l) Interests of Lender Members and Borrower Members in proceeds of the Trust Account, the Clearing Account, and the Borrower Account, and interests of the lender(s) under the Investor Credit Facility in proceeds of the Investor Account and in Borrower Member Loans financed by the Investor Credit Facility and proceeds thereof provided that (i) all such interests of Lender Members, Borrower Members and lender(s) under the Investor Credit Facility are limited solely to amounts received by Borrower in connection with such Borrower Member Loans; (ii) the Lender Members, Borrower Members and lender(s) under the Investor Credit Facility do not have any Liens on the Trust Account, the Clearing Account, the Borrower Account, or the Investor Account; and (iii) except with respect to Investor Collateral pursuant to the Intercreditor Agreement, the interests of all lender(s) under the Investor Credit Facility are subordinated in lien and payment priority to the interest of Bank.
     “Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
     “Pledged CD” shall mean certificates of deposit issued to Borrower by Bank which are secured by a Lien in favor of Bank.
     “Pledged CD Rate” shall mean, for any CD Interest Determination Date, Bank’s prevailing commercial rate in effect on such date.
     “Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.
     “Prior Loan Agreement” has the meaning set forth in Recital B hereof.
     “Registration Statement” has the meaning set forth in Recital D hereof.

     “Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
     “Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer or Controller of Borrower.
     “Restructuring” has the meaning set forth in Recital D hereof.
     “Restructuring Defaults” has the meaning set forth in 12.10.
     “SEC” means the Securities and Exchange Commission.
     “SEC Registration” has the meaning set forth in Recital D hereof.
     “Securities Account” is any “securities account” as defined in the Code.
     “Series A Extension” means the issuance of up to 6,103,286 shares of Series A Preferred Stock to various investors in one or more additional closings to occur in 2008 pursuant to that certain Series A Stock Purchase Agreement dated August 21, 2007, as amended by that certain Amendment No. 1 to Series A Stock Purchase Agreement dated on or about September 26, 2008.
     “Standard Assignment Forms” means the form of assignment or endorsement attached hereto as Exhibit G, with no modifications or alterations to such terms except such modifications and alterations that are agreed to by Bank in writing.
     “Standard Loan Forms” means the form of promissory note, loan agreement, borrower agreement, note purchase agreement and declaration of trust attached hereto as Exhibit H, with no modifications or alterations to such terms except such modifications and alterations that are agreed to by Bank in writing.
     “Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.
     “Subsidiary” means, with respect to any Person, any Person of which more than 50.0% of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by such Person or one or more of Affiliates of such Person.
     “Supplemental Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earlier of (a) the applicable Supplemental Growth Capital Maturity Date or (b) the termination of the Supplemental Growth Capital Line, equal to the aggregate Loan Amount with regard to all applicable Supplemental Growth Capital Advances multiplied by the Supplemental Final Payment Percentage.

     “Supplemental Final Payment Percentage” is, for each Supplemental Growth Capital Advance, one percent (1%).
     “Supplemental First Payment Date” is defined in 2.3(b).
     “Supplemental Growth Capital Advance” is defined in Section 2.3(a).
     “Supplemental Growth Capital Line” is a Supplemental Growth Capital Advance or Supplemental Growth Capital Advances in an aggregate amount not to exceed One Million Dollars ($1,000,000) outstanding at any time.
     “Supplemental Growth Capital Maturity Date” is, for each Supplemental Growth Capital Advance, a date thirty-five (35) months after the Supplemental First Payment Date for such Supplemental Growth Capital Advance.
     “Transfer” is defined in Section 7.1.
     “Trust Account” is Borrower’s account number __________, maintained with Wells Fargo Bank, N.A. in trust for Lender Members.
     “Value” shall mean with respect to any Pledged CD on any date, a dollar value at the face amount thereof.
     “Warrants” are (a) that certain Warrant to Purchase Stock dated October 29, 2007 executed by Borrower in favor of Bank, and (b) that certain Warrant to Purchase Stock dated as of the Effective Date and executed by Borrower in favor of Bank.
     “WebBank” means WebBank, a Utah-chartered industrial bank, and its successors and assigns.
[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.
BORROWER:
LENDINGCLUB CORPORATION

By Name:	/s/ Renaud Laplanche Renaud Laplanche
Title:	CEO
BANK:
SILICON VALLEY BANK

By Name:	/s/ Jacob Moseley Jacob Moseley
Title:	SRM
Effective Date: October 7, 2008

EXHIBIT A
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
     All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
     All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
     Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
     Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.
     In addition, notwithstanding the foregoing, the Collateral does not include (a) any Borrower Member Note, (b) the Clearing Account, (c) the Trust Account, (d) the Borrower Account, (e) any Borrower Securities, or (f) proceeds of any of the foregoing items (a), (b), (c), (d), or (e) except to the extent that they are proceeds of Financed Loans or otherwise deposited in a Collateral Account (which amounts shall at all times be part of the Collateral).

EXHIBIT B
Loan Payment/Advance Request Form
Deadline for same day processing is Noon P.S.T.

Fax To:	Date:

LOAN PAYMENT:

LENDINGCLUB CORPORATION
From Account #		To Account #
	(Deposit Account #)		(Loan Account #)
Principal $		and/or Interest $

Authorized Signature:		Phone Number:

Print Name/Title:

Loan Advance:
Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)
Amount of Advance $

All Borrower’s representations and warranties in the Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number	:

Print Name/Title:

Outgoing Wire Request:
Complete only if all or a portion of funds from the loan advance above is to be wired.
Deadline for same day processing is noon, P.S.T.

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.): (For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:
By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

EXHIBIT C
BORROWING RESOLUTIONS
CORPORATE BORROWING CERTIFICATE

BORROWER: LendingClub Corporation	DATE: October __, 2007
BANK: Silicon Valley Bank
     I hereby certify as follows, as of the date set forth above:
1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.
2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.
3. Attached hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.
4. The following resolutions were duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lenders may rely on them until Lenders receive written notice of revocation from Borrower.
RESOLVED, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Authorized to
Add or
Remove
Name	Title	Signature	Signatories
☐

☐

☐

☐

☐
RESOLVED FURTHER, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

1

RESOLVED FURTHER, that such individuals may, on behalf of Borrower:
Borrow Money. Borrow money from Silicon Valley Bank (“Bank”).
Execute Loan Documents. Execute any loan documents Bank requires.
Grant Security. Grant Bank a security interest in any of Borrower’s assets.
Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.
Letters of Credit. Apply for letters of credit from Bank.
Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.
Issue Warrants. Issue warrants for Borrower’s capital stock.
Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they believe to be necessary to effectuate such resolutions.
RESOLVED FURTHER, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.
5. The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:

Name:

Title:

          *** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.
     I, the                      of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By:

Name:

Title:

2

EXHIBIT D
COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	LENDINGCLUB CORPORATION
     The undersigned authorized officer of LendingClub Corporation (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited*) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No N/A
Board Projections	Annually
BSA/AML internal and independent testing reports	Time to time as requested by Bank in its reasonable discretion	Yes No
Eligible Loan Agings + balances of Clearing Account, Trust Account, and Borrower Account	Monthly within 30 days	Yes No

*	If required by Borrower’s Board; at all other times, company prepared financial statements certified by a Responsible Officer are due.
     The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

[SIGNATURES ON THE FOLLOWING PAGE]

LENDINGCLUB CORPORATION	BANK USE ONLY

Received by:
By:		authorized signer

Name:	Date:

Title:

Verified:
authorized signer
Date:

Compliance Status: Yes No